CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying amended annual Report on Form 10-K/A of Znomics, Inc. for the year ended December 31, 2007, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the amended annual Report on Form 10-K/A of Znomics, Inc. for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the amended annual Report on Form 10-K/A for the year ended December 31, 2007, fairly presents in all material respects, the financial condition and results of operations of Znomics, Inc..

By:	/s Richard A. Session

Name:	Richard A. Sessions

Title:	Principal Executive Officer and Director

Date:	July 18 , 2008

By:	/s/ Kerry D. Rea

Name:	Kerry D. Rea

Title:	Principal Financial Officer

Date:	July 18 , 2008